Exhibit 23(e)(ii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

Name changed to Federated Limited Duration Government Fund, Inc. - 9/11/2000

                                   Exhibit B
                                     to the
                             Distributor's Contract

              federated adjustable rate u.s. government fund, inc.
                              Institutional Shares

      In consideration of the mutual covenants set forth in the Distributor's Contract dated July 22, 1991, between the Federated Adjustable Rate U.S. Government Fund, Inc. and FSC, Federated Adjustable Rate U.S. Government Fund, Inc. executes and delivers this Exhibit on behalf of Federated Adjustable Rate U.S. Government Fund, Inc., and with respect to the Institutional Shares thereof, first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of June, 2000.

                                    FEDERATED ADJUSTABLE RATE U.S. GOVERNMENT
                                    FUND, INC.



                                    By:  /s/ Richard B. Fisher
                                       --------------------------------
                                    Name:  Richard B. Fisher
                                    Title:  President


                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ David M. Taylor
                                       --------------------------------
                                    Name:  David M. Taylor
                                    Title:  Executive Vice President